Exhibit 4.38

Exclusive Option Agreement

Between

Zheng Yeqing

And

Guangzhou Xuetao Enterprise Management Co., Ltd.

And

Xiaopeng Automobile Sales Co., Ltd.

And

Guangdong Intelligent Insurance Agency Co., Ltd.

In relation to Guangdong Intelligent Insurance Agency Co., Ltd.

January 31, 2024

Exclusive Option Agreement

This exclusive option agreement (“Agreement”) is made by the following parties on January 31, 2024 (“Execution Date”):

1.	Guangdong Intelligent Insurance Agency Co., Ltd. (the “Company”)

Registered address: Room 2222, No. 29, Middle Huan Shi Avenue, Nansha District, Guangzhou

Unified social credit code: 91370202664509184D

Legal representative: Feng Jie

2.	Guangzhou Xuetao Enterprise Management Co., Ltd. (“Xuetao Company”, the nominee shareholder of the Company, together with Zheng Yeqing as “Existing Shareholders”)

Registered address: Room 1262, No.2 Liangma 1st Street, Xiaowu Village, Dongchong Town, Nansha District, Guangzhou (for office only)

Unified social credit code: 91440115MABPJG4F53

Legal representative: Zhao Dawu

3.	Zheng Yeqing (the nominee shareholder of Xuetao Company, together with Xuetao Company as the “Existing Shareholders”);

Address: [REDACTED]

ID Card No.: [REDACTED]

4.	Xiaopeng Automobile Sales Co., Ltd.(“Xiaopeng Auto”).

Registered address: Room 108, No. 8 Songgang Street, Cen Village, Changxing Avenue, Tianhe District, Guangzhou (for office only, not for factory)

Unified social credit code: 91440101MA5ANXEF2F

Legal representative: Han Jian

Each of the above parties is hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

Whereas,

1.

Xuetao Company is the registered shareholder of the Company and holds the entire equity interest in the Company. As of the Execution Date, Xuetao Company’s subscribed capital contribution in the registered capital of the Company is RMB 50 million, accounting for 100% of the registered capital. The basic information of the Company is set forth in Exhibit 1.

2.

Zheng Yeqing is the registered shareholder of Xuetao Company and holds the entire equity interest in Xuetao Company. As of the Execution Date, his subscribed capital contribution in the registered capital of Xuetao Company is RMB 60 million, accounting for 100% of the registered capital. The basic information of Xuetao Company is set forth in Exhibit 1.

3.

Subject to the current PRC Laws, the Existing Shareholders are willing to transfer their entire equity interest in the Company to Xiaopeng Auto and/or its designated entity and/or individual, and Xiaopeng Auto is willing to accept such transfer by itself or through its designated entity and/or individual.

4.

Subject to the current PRC Laws, the Company is willing to transfer its assets to Xiaopeng Auto and/or its designated entity and/or individual, and Xiaopeng Auto is willing to accept such transfer by itself or through its designated entity and/or individual.

5.

Subject to the current PRC Laws, the Company and the Existing Shareholders intend that the capital of the Company will be reduced and then increased by Xiaopeng Auto or its designated entity and/or individual, and Xiaopeng Auto is willing to subscribe for such additional capital by itself or by its designated entity and/or individual.

6.

In order to effect the above transfer of equity interest and assets, the Existing Shareholders and the Company agree to grant to Xiaopeng Auto the exclusive and irrevocable Equity Transfer Option and Asset Purchase Option. According to the Equity Transfer Option and Asset Purchase Option, subject to the PRC Laws, the Existing Shareholders or the Company, shall at the request of Xiaopeng Auto transfer the Option Equity or the Assets (as defined below) to Xiaopeng Auto and/or its designated entity and/or individual according to the provision hereof. In order to effect the above capital reduction of the Company and the capital increase by Xiaopeng Auto to the Company, the Existing Shareholders and the Company agree to grant to Xiaopeng Auto an irrevocable Capital Increase Option. According to the Capital Increase Option, subject to the PRC Laws, the Company shall reduce its capital at the request of Xiaopeng Auto, and then Xiaopeng Auto and/or its designated entity and/or individual will subscribe for the Capital Increase Equity (as defined below).

7.	The Company agrees that the Existing Shareholders will grant to Xiaopeng Auto the Equity Transfer Option (as defined below) according to this Agreement.

8.	The Existing Shareholders agree that the Company will grant to Xiaopeng Auto the Asset Purchase Option (as defined below) according to this Agreement.

9.	The Company and the Existing Shareholders agree to grant to Xiaopeng Auto the Capital Increase Option (as defined below) according to this Agreement.

Now, therefore, the Parties agree as follows upon consensus through negotiation:

1.	Definitions

1.1	The following terms used in this Agreement have the meanings below, unless the context requires otherwise:

“PRC Laws”	Means the currently valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding normative documents of the People’s Republic of China.

“Equity Transfer Option”	Means the option granted by the Existing Shareholders to Xiaopeng Auto according to the terms and conditions hereof to purchase the equity interest of the Company. For the avoidance of any doubt, the Equity Transfer Option is applicable to the equity in the Company only and not applicable to the equity held by Zheng Yeqing directly in Xuetao Company.

“Asset Purchase Option”	Means the option granted by the Company to Xiaopeng Auto according to the terms and conditions hereof to purchase any asset of the Company. For the avoidance of any doubt, the Asset Purchase Option is applicable to the Assets (as defined below) only and not applicable to the assets of Xuetao Company.

“Capital Increase Option”	Means the option granted by the Company and the Existing Shareholder to Xiaopeng Auto according to the terms and conditions hereof to request the Company to reduce its capital (part or all of the Option Equity, as defined below), and to allow Xiaopeng Auto and/or its designated entity and/or individual to purchase the newly increased registered capital of the Company. For the avoidance of any doubt, the Capital Increase Option is applicable to the equity or registered capital of the Company only and not applicable to the equity held by Zheng Yeqing directly in or the registered capital of Xuetao Company.

“Option Equity”	Means the entire equity interest held by Xuetao Company in the Registered Capital (as defined below) of the Company, which accounts for 100% of the Registered Capital.

“Registered Capital”	Means the registered capital of the Company of RMB fifty million (RMB50,000,000) as of the Execution Date, as may be expanded by any capital increase in whatever form during the term of this Agreement.

“Transfer Equity”	Means the equity interest which Xiaopeng Auto has the right to request the Existing Shareholders to transfer to it and/or its designated entity and/or individual when Xiaopeng Auto exercises the Equity Transfer Option according to Article 3 hereof, the number of which may be part or all of the Option Equity and will be determined by Xiaopeng Auto in its sole discretion according to the current PRC Laws and its own business consideration.

“Transfer Assets”	Means the assets of the Company which Xiaopeng Auto has the right to request the Company to transfer to it and/or its designated entity and/or individual when Xiaopeng Auto exercises the Asset Purchase Option according to Article 3 hereof, which may be part or all of the assets of the Company and will be determined by Xiaopeng Auto in its sole discretion according to the current PRC Laws and its own business consideration.

“Capital Increase Equity”	Means the newly increased Registered Capital which Xiaopeng Auto and/or its designated entity and/or individual have the right to subscribe for after the reduction of capital of the Company when Xiaopeng Auto exercises the Capital Increase Option according to Article 3 hereof, the number of which will be determined by Xiaopeng Auto in its sole discretion according to the current PRC Laws and its own business consideration.

“Exercise”	Means Xiaopeng Auto exercises the Equity Transfer Option, the Asset Purchase Option or the Capital Increase Option.

“Transfer Price”	Means the entire consideration payable by Xiaopeng Auto and/or its designated entity and/or individual to the Existing Shareholders or the Company for acquisition of the Transfer Equity or the Transfer Assets at each Exercise.

“Capital Reduction Price”	Means the entire consideration payable by the Company to the Existing Shareholders for reduction of the Registered Capital at each Exercise of Xiaopeng Auto.

“Capital Increase Price”	Means the entire consideration payable by Xiaopeng Auto and/or its designated entity and/or individual to the Company for subscription of the Capital Increase Equity at each Exercise.

“Business Licenses”	Means any approvals, permits, filings, registrations, etc. the Company must hold for legally and validly operating its business, including but not limited to the Business License of Enterprise Legal Person and other relevant permits and certificates that may be required by the current PRC Laws.

“Assets”	Means all tangible and intangible assets that are owned or can be disposed of by the Company during the term of this Agreement, including but not limited to any real property, personal property, trademark, copyright, patent, know-how, domain name, software use right and other intellectual property rights.

“Material Agreements”	Means any agreements to which the Company is a party and which have a material effect on the business or assets of the Company, including but not limited to the Exclusive Service Agreement and other material agreements relating to the business of the Company.

“Exercise Notice”	Has the meaning set forth in Article 3.9 of this Agreement.

“Loan Agreement”	Means the Loan Agreement dated on January 31, 2024 between the Zheng Yeqing and Xiaopeng Auto.

“Confidential Information”	Has the meaning set forth in Article 8.1 of this Agreement.

“Breaching Party”	Has the meaning set forth in Article 11.1 of this Agreement.

“Breach”	Has the meaning set forth in Article 11.1 of this Agreement.

“Non-breaching Party ”	Has the meaning set forth in Article 11.1 of this Agreement.

“Party’s Rights”	Has the meaning set forth in Article 12.5 of this Agreement.

1.2	Any reference to any PRC Laws shall be reference to:

(a)	those laws as amended, modified, supplemented and restated, whether they become effective before or after the conclusion of this Agreement; and

(b)	other decisions, notices and regulations prepared or effective under the PRC Laws.

1.3	Unless the context requires otherwise, any reference to any articles, paragraphs, subparagraphs or items herein are reference to the articles, paragraphs, subparagraphs or items of this Agreement.

2.	Grant of Equity Transfer Option, Asset Purchase Option and Capital Increase Option

2.1

The Existing Shareholders hereby agree to grant to Xiaopeng Auto an irrevocable, unconditional and exclusive Equity Transfer Option, according to which Xiaopeng Auto has the right to request the Existing Shareholders at any time (including but not limited to when Xiaopeng Auto decides upon its independent judgment that there is the risk that the Existing Shareholders may transfer part or all of their Option Equity to any third party other than Xiaopeng Auto and/or its designated entity and/or individual according to the requirements of the PRC Laws) to transfer the Option Equity to Xiaopeng Auto and/or its designated entity and/or individual according to the terms and conditions of this Agreement, subject to the PRC Laws. Xiaopeng Auto hereby agrees to accept the Equity Transfer Option.

2.2	The Company hereby agrees that the Existing Shareholders will grant to Xiaopeng Auto the Equity Transfer Option according to the above Article 2.1 and other provisions hereof.

2.3

The Company hereby agrees to grant to Xiaopeng Auto an irrevocable, unconditional and exclusive Asset Purchase Option, according to which Xiaopeng Auto has the right to request the Company at any time (including but not limited to when Xiaopeng Auto decides upon its independent judgment that there is the risk that the Existing Shareholders may transfer part or all of their Option Equity to any third party other than Xiaopeng Auto and/or its designated entity and/or individual according to the requirements of the PRC Laws) to transfer the part or all of the Assets to Xiaopeng Auto and/or its designated entity and/or individual according to the terms and conditions of this Agreement, subject to the PRC Laws. Xiaopeng Auto hereby agrees to accept the Asset Purchase Option.

2.4	The Existing Shareholders hereby agree that the Company will grant to Xiaopeng Auto the Asset Purchase Option according to the above Article 2.3 and other provisions hereof.

2.5

The Existing Shareholders and the Company hereby agree severally and jointly to grant to Xiaopeng Auto an irrevocable, unconditional and exclusive Capital Increase Option, according to which Xiaopeng Auto has the right to request the Company at any time (including but not limited to when Xiaopeng Auto decides upon its independent judgment that there is the risk that the Existing Shareholders may transfer part or all of their Option Equity to any third party other than Xiaopeng Auto and/or its designated entity and/or individual according to the requirements of the PRC Laws) to reduce its capital, and, subject to the PRC Laws, Xiaopeng Auto and/or its designated entity and/or individual have the right to subscribe for any Capital Increase Equity according to the terms and conditions hereof. Xiaopeng Auto hereby agrees to accept the Capital Increase Option.

3.	Way of Exercise

3.1	Subject to the terms and conditions hereof and to the extent permitted by the PRC Laws, Xiaopeng Auto has the absolute sole discretion to decide the time, way and number of its Exercise.

3.2

Subject to the terms and conditions hereof and the current PRC Laws, Xiaopeng Auto has the right to request at any time the transfer of part or all of the equity interest of the Company from the Existing Shareholders to itself and/or its designated entity and/or individual.

3.3

Subject to the terms and conditions hereof and the current PRC Laws, Xiaopeng Auto has the right to request at any time the transfer of part or all of the Assets from the company to itself and/or its designated entity and/or individual.

3.4

Subject to the terms and conditions hereof and the current PRC Laws, Xiaopeng Auto has the right to request at any time the Company to reduce its capital, and to subscribe for the Capital Increase Equity by itself and/or its designated entity and/or individual.

3.5

At each Exercise of the Equity Transfer Option, Xiaopeng Auto has the right to determine the number of Transfer Equity that the Existing Shareholders shall transfer to Xiaopeng Auto and its designated entity and/or individual in the Exercise. The Existing Shareholders shall transfer the Transfer Equity respectively to Xiaopeng Auto and its designated entity and/or individual according to the number determined by Xiaopeng Auto. Xiaopeng Auto and its designated entity and/or individual shall pay the Transfer Price to the Existing Shareholders for the Transfer Equity they receive in each Exercise.

3.6

At each Exercise of the Asset Purchase Option, Xiaopeng Auto has the right to determine the specific Assets that the Company shall transfer to Xiaopeng Auto and its designated entity and/or individual in the Exercise. The Company shall transfer the Assets to Xiaopeng Auto and its designated entity and/or individual according to the determination of Xiaopeng Auto. Xiaopeng Auto and its designated entity and/or individual shall pay the Transfer Price to the Company for the Transfer Assets they receive in each Exercise.

3.7

At each Exercise of the Capital Increase Option, Xiaopeng Auto has the right to determine the number of capital that the Company shall reduce in the Exercise, and Xiaopeng Auto has the right to request the Existing Shareholders to reduce their capital contribution to the Company. The Company and the Existing Shareholders shall reduce the capital of the Company according to the number determined by Xiaopeng Auto. Moreover, Xiaopeng Auto has the right to determine the number of Capital Increase Equity to be subscribed for by Xiaopeng Auto and its designated entity and/or individual in each Exercise. The Company shall accept the subscription according to the requirements of Xiaopeng Auto. The Company shall pay the Existing Shareholders the price for reduction of capital in each reduction of its Registered Capital. Xiaopeng Auto and its designated entity and/or individual shall pay the Capital Increase Price to the Company for the Capital Increase Equity subscribed in each Exercise.

3.8

At each Exercise, Xiaopeng Auto may accept transfer of the Transfer Equity or the Transfer Assets, or subscribe for the Capital Increase Equity, or may designate any third party to accept transfer of part or all of the Transfer Equity or the Transfer Assets, or subscribe for the Capital Increase Equity in part or in whole.

3.9

When Xiaopeng Auto decides to exercise its option, it shall send to the Existing Shareholders and/or the Company the Equity Transfer Option Exercise Notice, the Asset Purchase Option Exercise Notice or the Capital Increase Option Exercise Notice (each a “Exercise Notice”, in the form of Exhibit 2, Exhibit 3 and Exhibit 4 hereto). After receiving the Exercise Notice, the Existing Shareholders or the Company shall transfer the Transfer Equity or the Transfer Assets wholly to Xiaopeng Auto and/or its designated entity and/or individual immediately according to Article 3.5 or Article 3.6 hereof, or reduce the capital of the Company according to Article 3.7 hereof, and allow Xiaopeng Auto and/or its designated entity and/or individual to subscribe for the Capital Increase Equity.

4.	Transfer Price, Capital Reduction Price, and Capital Increase Price

4.1

At each Exercise of the Equity Transfer Option, the entire Transfer Price payable by Xiaopeng Auto and/or its designated entity and/or individual to the Existing Shareholders is the capital contribution amount actually paid in the Registered Capital corresponding to the Transfer Equity. If the minimum price permitted by the current PRC Laws is higher than the above amount, the minimum price shall apply. The Existing Shareholders, after receiving the Transfer Price, shall immediately take all necessary measures (including but not limited to signing all necessary legal documents) to use such amount to repay the loan provided by Xiaopeng Auto under the Loan Agreement.

4.2

At each Exercise of the Asset Purchase Option, Xiaopeng Auto and/or its designated entity and/or individual shall pay the Company the book value of relevant Assets. If the minimum price permitted by the current PRC Laws is higher than the above amount, the minimum price shall apply.

4.3

At each Exercise of the Capital Increase Option, the Company shall pay the Capital Reduction Price to the Existing Shareholders who reduce his capital contribution to the Company, and the Capital Reduction Price is the capital contribution amount actually paid in the Registered Capital which is reduced. If the minimum price permitted by the current PRC Laws is higher than the above amount, the minimum price shall apply. Moreover, the entire Subscription Price payable by Xiaopeng Auto and/or its designated entity and/or individual for subscription of the Capital Increase Equity is the Capital Reduction Price paid by the Company to the Existing Shareholders at the time of capital reduction. The Existing Shareholders, after receiving the Capital Reduction Price, shall immediately take all necessary measures (including but not limited to signing all necessary legal documents) to use such amount to repay the loan provided by Xiaopeng Auto under the Loan Agreement.

4.4

The taxes incurred due to Exercise of the Equity Transfer Option, the Asset Purchase Option or the Capital Increase Option hereunder according to the applicable laws shall be borne and paid by the Parties respectively.

5.	Representations and Warranties

5.1	The Existing Shareholders hereby represent and warrant that

(a)

Guangzhou Xuetao Enterprise Management Co., Ltd. is a limited liability company duly established and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

(b)

Zheng Yeqing is a natural person of full capacity for civil acts according to the PRC Laws, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

(c)

The Company is a limited liability company duly established and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

(d)

The Existing Shareholders have full power and authority to execute, deliver and perform this Agreement and all other documents to be signed and relating to the transaction hereunder, and have full power and authority to complete the transaction hereunder.

(e)	This Agreement constitutes their legal and binding obligations, and is enforceable against them according to the terms hereof.

(f)

Guangzhou Xuetao Enterprise Management Co., Ltd. is the registered legal owner of the Option Equity when this Agreement becomes effective, and there is not any lien, pledge, claim, other security interest or third party’s rights over the Option Equity, except for the Equity Transfer Option and the Capital Increase Option created hereunder, the pledge created under the Equity Interest Pledge Agreement dated on January 31, 2024 between the Company, Xiaopeng Auto and the Existing Shareholders, and the proxy powers created under the Power of Attorney dated on January 31, 2024. According to this Agreement, after Exercise Xiaopeng Auto and/or its designated entity and/or individual will obtain good title to the Transfer Equity free of any lien, pledge, claim, other security interest or third party’s rights.

(g)

There is not any lien, mortgage, claim, other security interest or third party’s rights over the Assets, except for the Asset Purchase Option created hereunder. According to this Agreement, after Exercise Xiaopeng Auto and/or its designated entity and/or individual will obtain good title to the Assets free of any lien, mortgage, claim, other security interest or third party’s rights.

5.2	The Company hereby represents and warrants that

(a)

The Company is a limited liability company duly established and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

(b)

The Company has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder.

(c)	This Agreement is legally and properly executed and delivered by the Company, and constitutes the legal and binding obligations of the Company.

(d)

There is not any lien, mortgage, claim, other security interest or third party’s rights over the Assets, except for the Asset Purchase Option created under this Agreement. According to this Agreement, after Exercise Xiaopeng Auto and/or its designated entity and/or individual will obtain good title to the Assets free of any lien, mortgage, claim, other security interest or third party’s rights.

5.3	Xiaopeng Auto represents and warrants that

(a)

It is a limited liability company duly established and validly existing under the PRC Laws who has separate legal personality, has full and separate legal status and capacity to execute, deliver and perform this Agreement, and can sue and be sued independently.

(b)

It has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereunder and to be executed, and has full power and authority to complete the transaction contemplated hereunder.

(c)	This Agreement is legally and properly executed and delivered by Xiaopeng Auto, and constitutes its legal and binding obligations.

6.	Undertakings of the Existing Shareholders

The Existing Shareholders hereby irrevocably undertake as follows:

6.1	During the term of this Agreement, without the prior written consent of Xiaopeng Auto, they will not:

(a)	transfer or otherwise dispose of any Option Equity or create any security interest or other third party’s right over the Option Equity;

(b)	increase or reduce the Registered Capital, or procure the Company to merge with other entity;

(c)	dispose of, or procure the management of the Company to dispose of, any material Assets (except for those occurred in the ordinary course of business);

(d)	terminate, or procure the management of the Company to terminate, any Material Agreements signed by the Company, or enter into any other agreement conflicting with the existing Material Agreements;

(e)	appoint, remove or replace any of the Company’s directors, supervisors or other officers to be appointed and removed by the Existing Shareholders;

(f)	procure the Company to declare or distribute any distributable profit, bonus or dividend;

(g)	take any action or behavior (including inaction) to affect the valid existence of the Company, nor take any act that may cause the Company to terminate, liquidate or dissolve;

(h)	amend the Company’s articles of association; or

(i)

take any action or behavior (including inaction) to have the Company provide or borrow any loan, or provide any guarantee or other forms of security, or assume any material obligation outside of the ordinary course of business.

6.2

During the term of this Agreement, they will use their best efforts to develop the Company’s business and ensure the Company’s operation in compliance with laws and regulations, and will not take any act or inaction that may damage the Company’s Assets or goodwill or affect the validity of the Company’s Business Licenses.

6.3

During the term of this Agreement, they will promptly notify Xiaopeng Auto any circumstance that may have material adverse effect on the existence, business, operation, finance, assets or goodwill of the Company, and promptly take all measures approved by Xiaopeng Auto to exclude such circumstances or take other valid remedial measures.

6.4	Once Xiaopeng Auto issues the Exercise Notice, the Existing Shareholders will:

(a)

immediately agree, through shareholder’s resolution or other necessary actions, to the transfer of the whole Transfer Equity or Transfer Assets from the Existing Shareholders or the Company to Xiaopeng Auto and/or its designated entity and/or individual at the Transfer Price, or to the reduction of the Company’s capital, and accept the subscription by Xiaopeng Auto and/or its designated entity and/or individual of the Company’s Capital Increase Equity, as the case may be;

(b)

with respect to the Equity Transfer Option, immediately sign the equity transfer agreement with Xiaopeng Auto and/or its designated entity and/or individual, transfer the whole Transfer Equity to Xiaopeng Auto and/or its designated entity and/or individual at the Transfer Price, and provide necessary support to Xiaopeng Auto (including providing and executing all related legal documents, performing all government approvals and registration formalities, and assuming all relevant obligations) according to the request of Xiaopeng Auto and the laws and regulations, so that Xiaopeng Auto and/or its designated entity and/or individual will obtain the whole Transfer Equity and no legal defect, security interest, third party’s right or other restriction will exist over the Transfer Equity;

(c)

with respect to the Capital Increase Option, immediately sign the capital reduction agreement with the Company in the form and substance satisfactory to Xiaopeng Auto, and assist and cooperate with the Company to go through the capital reduction formalities (including but not limited to notifying the creditors, making announcement on the capital reduction, signing all related legal documents, performing all government approval and registration formalities, and assuming all related obligations), so that the Company will successfully complete the capital reduction of the Company and Xiaopeng Auto and/or its designated entity and/or individual will successfully complete the subscription of the Capital Increase Equity.

6.5

If the Transfer Price from transfer of the Transfer Equity, or the Capital Reduction Price from the reduction of the Company’s capital, and/or the distribution of the remaining property of the Company in case of the termination, liquidation or other circumstance of the Company, received by the Existing Shareholders, is higher than their capital contribution to the Company, or if they receive any forms of profit distribution, bonus or dividend from the Company, they agree and acknowledge that subject to the PRC Laws they will not enjoy the income of the premiums and any profit distribution, bonus or dividend (after deducting relevant taxes) and such income and profit distribution, bonus or dividend will be vested in Xiaopeng Auto. The Existing Shareholders will instruct relevant receiving party or the Company to pay the income to the bank account designated by Xiaopeng Auto.

6.6

They irrevocably agree to the execution and performance by the Company of this Agreement, and will assist the Company with the execution and performance of this Agreement, including but not limited to signing all necessary documents or the documents required by Xiaopeng Auto and taking all necessary actions or the actions required by Xiaopeng Auto, and will not take any action or inaction to prevent Xiaopeng Auto from claiming and realizing any right hereunder.

6.7

They will immediately, without any delay, notify Xiaopeng Auto of any circumstance that the Option Equity held by them may be transferred to any third party other than Xiaopeng Auto and/or its designated entity and/or individual due to any applicable law, the decision or award of any court or arbitrator, or any other reasons, once they know or should have known such circumstance.

7.	Undertakings of the Company

7.1	The Company hereby irrevocably undertakes that

(a)

If the execution and performance of this Agreement and the grant of the Equity Transfer Option, the Asset Purchase Option or the Capital Increase Option hereunder are subject to any consent, permission, waiver or authorization of any third party or the approval, permit, waiver, registration or filing (if required by law) of any government authority, it will use its best effort to assist to meet the above conditions.

(b)

Without prior written consent of Xiaopeng Auto, it will not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Option Equity or create any security interest or other third party’s right over the Option Equity.

(c)

Without prior written consent of Xiaopeng Auto, it will not transfer or otherwise dispose of any material Assets (except for the disposal occurred in the ordinary course of business) or create any security interest or other third party’s right over the Assets.

(d)	It will not take or permit any action or behavior that may have adverse effect on Xiaopeng Auto’s interest hereunder, including but not limited to any action or behavior subject to Article 6.1.

(e)

It will immediately, without any delay, notify Xiaopeng Auto of any circumstance that the Option Equity held directly or indirectly by any Existing Shareholder may be transferred to any third party other than Xiaopeng Auto and/or its designated entity and/or individual due to any applicable law, the decision or award of any court or arbitrator, or any other reasons, once it knows or should have known such circumstance.

7.2	Once Xiaopeng Auto issues the Exercise Notice,

(a)

The Company shall procure the Existing Shareholders to agree, through shareholders’ resolution or taking of other necessary actions, to the transfer of the whole Transfer Assets from the Company to Xiaopeng Auto and/or its designated entity and/or individual at the Transfer Price, or to the reduction of capital of the Company, and to allow Xiaopeng Auto and/or its designated entity and/or individual to subscribe for the whole Capital Increase Equity at the Capital Increase Price, as the case may be;

(b)

with respect to the Asset Purchase Option, the Company will immediately sign the asset transfer agreement with Xiaopeng Auto and/or its designated entity and/or individual, transfer the whole Transfer Assets to Xiaopeng Auto and/or its designated entity and/or individual at the Transfer Price, and provide necessary support to Xiaopeng Auto (including providing and executing all related legal documents, performing all government approvals and registration formalities, and assuming all relevant obligations) according to the request of Xiaopeng Auto and the laws and regulations, so that Xiaopeng Auto and/or its designated entity and/or individual will obtain the whole Transfer Assets and no legal defect, security interest, third party’s right or other restriction will exist over the Transfer Assets.

(c)

with respect to the Capital Increase Option, the Company will immediately sign the capital reduction agreement with the Existing Shareholders in the form and substance satisfactory to Xiaopeng Auto and the amended and restated articles of association (amendment to the articles of association of the Company), and the Company will go through, and the Existing Shareholders shall procure the Company to go through, the capital reduction formalities (including but not limited to notifying the creditors, making announcement on the capital reduction, signing all related legal documents, performing all government approval and registration formalities, and assuming all related obligations), so that the Company will successfully complete the capital reduction and Xiaopeng Auto and/or its designated entity and/or individual will successfully complete the subscription of the Capital Increase Equity.

8.	Confidentiality Obligations

8.1

Each Party shall keep strict confidential the business secrets, proprietary information, client information and other confidential information of the other Party obtained during the execution and performance of this Agreement (“Confidential Information”) regardless of whether this Agreement has been terminated. The receiving Party shall not disclose any Confidential Information to any third party, except upon prior written consent of the disclosing Party or as required by applicable laws and regulations or the rules of the jurisdiction where the affiliate of a Party is listed. The receiving Party shall not use directly or indirectly any Confidential Information except for purpose of performing this Agreement.

8.2	The Parties acknowledge that the following information is not Confidential Information:

(a)	The information obtained by the receiving Party by legal means before the disclosure, which is evidenced by written proof;

(b)	The information that has entered public domain not through the fault of the receiving Party; or

(c)	The information obtained by the receiving Party legally through other channel after receiving the information from the disclosing Party.

8.3

The receiving Party may disclose the Confidential Information to its relevant employees, agents or any engaged professionals, provided that it shall ensure such persons to comply with relevant terms and conditions of this Agreement and shall assume any liability arising from the breach by such persons of relevant terms and conditions of this Agreement.

8.4	Notwithstanding any other provisions hereof, this Article 8 shall survive the suspension or termination of this Agreement.

9.	Term of Agreement

This Agreement is formed and effective when it is officially signed by the Parties. Unless Xiaopeng Auto requires otherwise, this Agreement will terminate when the whole Option Equity and Assets are transferred to Xiaopeng Auto and/or its designated entity and/or individual according to the provisions hereof.

10.	Notice

10.1	Any notice, request, demand or other communication required by or made under this Agreement shall be in writing and sent to relevant Parties.

10.2

Where the above notice or other communication is sent by fax or email, it will be deemed delivered when it is sent. Where the above notice or other communication is sent by personal delivery, it will be deemed delivered when it is submitted in person. Where the above notice or other communication is sent by mail, it will be deemed delivered two (2) days after it is posted.

11.	Liabilities for Breach of Contract

11.1

The Parties agree and acknowledge that if either Party (“Breaching Party”) materially breaches any covenant hereunder, or fails or delays to perform any material obligation hereunder, it will constitute a breach of this Agreement (“Breach”), and each of the other Parties (“Non-breaching Parties”) has the right to request the Breaching Party to correct or take remedial measures within a reasonable period. If the Breaching Party fails to do so within a reasonable period or ten (10) days after the Non-breaching Parties give a written notice requesting correction, then:

(a)	If the Existing Shareholders or the Company breaches, Xiaopeng Auto has the right to terminate this Agreement and request the Breaching Parties (/Party) to compensate any damages;

(b)

If Xiaopeng Auto breaches, the Non-breaching Parties have the right to request the Breaching Party to compensate damages, provided, however, that the Non-breaching Parties have no right to terminate or rescind this Agreement, unless the laws provide otherwise mandatorily.

For purpose of this Article 11.1, the Existing Shareholders further acknowledge and agree that their breach of Article 6 hereof will constitute a material breach of this Agreement. The Company further acknowledges and agrees that its breach of Article 7 hereof will constitute a material breach of this Agreement.

11.2	Notwithstanding any other provisions hereof, this Article 11 shall survive the suspension or termination of this Agreement.

12.	Miscellaneous

12.1

This Agreement is written in Chinese. This Agreement is made in five (5) counterparts, with the Company holding one (1) counterpart, one (1) counterpart filed with the government authority for approval/registration, and the remaining counterparts maintained by Xiaopeng Auto.

12.2	The conclusion, validity, interpretation and dispute resolution of this Agreement shall be governed by the PRC Laws.

12.3	Dispute Resolution

(a)

Any dispute arising from or relating to this Agreement shall be resolved first through the friendly negotiation between the Parties. If negotiation fails, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration according to the arbitration rules of the Commission effective at the time of submission. The arbitration will be carried out in Shenzhen. The arbitration award is final and binding upon relevant Parties. Unless the arbitration award decides otherwise, the arbitration cost shall be borne by the losing Party. The losing Party shall further reimburse the winning Party’s attorney fee and other expenses.

(b)	During the period of dispute resolution, the Parties shall continue to perform other provisions of this Agreement except for the disputed matter.

(c)

The Parties hereby specifically recognize and undertake that, subject to the provisions of the PRC laws, the arbitrator shall have the right to make appropriate awards in the light of the actual circumstances to grant appropriate legal remedies to Xiaopeng Auto, including, without limitation, restricting the business operation of the Company, imposing restrictions and/or making disposals (including, without limitation, by way of compensation), prohibiting the transfer or disposal, or granting other relevant remedies in respect of the equity interests or assets of the Company (including land assets), liquidating the Company, etc. The Parties shall perform such awards.

(d)

The Parties hereby specifically recognize and undertake that, subject to the provisions of the PRC laws, a court of competent jurisdiction shall, at the request of one of the disputing Parties, have the right, before the constitution of the arbitral tribunal or in other appropriate cases permitted by the law, to issue a decision or judgment providing provisional relief to one of the disputing Parties as a measure of property preservation or enforcement, such as a decision or judgment to detain or freeze the property of the breaching Party or the equity interests in the Company. Such rights of a disputing Party and the judgment or decision of the court thereon shall not affect the validity of the said arbitration clause agreed upon by the Parties.

(e)	After the entry into force of the arbitral award, either Party shall have the right to apply to a court of competent jurisdiction for the enforcement of the arbitral award.

(f)

The Parties agree that the competent court in the following places shall be deemed to have jurisdiction for the purposes of this Article: (1) the Hong Kong Special Administrative Region; (2) the place of incorporation of XPeng Inc.; (3) the place of incorporation of the Company (i.e., Guangzhou); and (4) the place where the principal assets of XPeng Inc. or the Company are situated.

12.4

Any rights, powers and remedies granted to either Party under any provision of this Agreement shall not preclude any other rights, powers or remedies granted to the Party under laws or other provisions hereof. No exercise by either Party of its rights, powers or remedies will preclude the exercise by the Party of other rights, powers or remedies.

12.5

No failure or delay to exercise by either Party of its rights, powers or remedies under this Agreement or laws (“Party’s Rights”) will constitute waiver of such rights, and no single or partial waiver of the Party’s Rights will preclude exercise by the Party of such rights in other way or of other rights.

12.6	The headings hereof are inserted for reference only, and shall not be used for or affect the interpretation of any provisions hereof.

12.7

The provisions hereof are severable and independent from other provisions. If any or several provisions hereof are decided invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions hereof shall not be affected.

12.8

If The Stock Exchange of Hong Kong Limited or any other regulatory body proposes any changes to this Agreement, or if there are any changes to the rules governing the listing of securities on The Stock Exchange of Hong Kong Limited or related requirements in relation to this Agreement, the Parties shall amend this Agreement accordingly.

12.9

This Agreement, once signed, shall supersede any other legal documents signed by the Parties with respect to the same subject matter. Any amendment or supplement to this Agreement must be made in writing, and shall become effective after the Parties properly sign it, except that Xiaopeng Auto transfers its rights hereunder according to Article 12.10.

12.10

Without prior written consent of Xiaopeng Auto, the other Parties shall not transfer its right and/or obligation hereunder to any third party. The other Parties agree that without their written consent, Xiaopeng Auto has the right to transfer any right and/or obligation hereunder to any third party, provided that a written notice shall be given to the other Parties.

12.11

This Agreement shall bind and inure to the benefit of the legal assigns and successors of the Parties. The Existing Shareholders warrant to Xiaopeng Auto that they have taken all proper measures and signed all required documents so that when they go into bankruptcy, are liquidated, or suffer other circumstance that may affect their exercise of their equity, their legal assigns, successors, heirs, liquidators, administrators, creditors and other persons who may obtain the equity interest in the Company or relevant rights shall not affect or prevent performance of this Agreement. For this purpose, the Existing Shareholders and the Company shall promptly sign all other documents and take all other actions (including but not limited to notarizing this Agreement) required by Xiaopeng Auto.

[The remainder of this page is intentionally left blank. Signature page follows.]

[Signature page of the Exclusive Option Agreement]

Xiaopeng Automobile Sales Co., Ltd. (seal)

Legal representative: Han Jian

Signature: /s/ Han Jian

[Signature page of the Exclusive Option Agreement]

Guangzhou Xuetao Enterprise Management Co., Ltd. (seal)

Legal representative: Zhao Dawu

Signature: /s/ Zhao Dawu

[Signature page of the Exclusive Option Agreement]

Guangdong Intelligent Insurance Agency Co., Ltd. (seal)

Legal representative: Feng Jie

Signature: /s/ Feng Jie

[Signature page of the Exclusive Option Agreement]

Zheng Yeqing

Signature: /s/ Zheng Yeqing

Exhibit 1:

Basic Information of the Company

1. Guangdong Intelligent Insurance Agency Co., Ltd.

Registered address	Room 2222, No. 29, Middle Huan Shi Avenue, Nansha District, Guangzhou

Registered capital	RMB 50,000,000

Legal representative	Feng Jie

Shareholding structure:

Shareholder	Shareholding percentage	Subscribed capital contribution (RMB)
Guangzhou Xuetao Enterprise Management Co., Ltd	100%	50,000,000

2. Guangzhou Xuetao Enterprise Management Co., Ltd.

Registered address	Room 1262, No.2 Liangma 1st Street, Xiaowu Village, Dongchong Town, Nansha District, Guangzhou

Registered capital	RMB 60,000,000

Legal representative	Zhao Dawu

Shareholding structure:

Shareholder	Shareholding percentage	Subscribed capital contribution (RMB)
Zheng Yeqing	100%	60,000,000

Exhibit 1 to the Exclusive Option Agreement

Exhibit 2:

Form of Exercise Notice

To: Guangzhou Xuetao Enterprise Management Co., Ltd. and Mr. Zheng Yeqing

Whereas we entered into the Exclusive Option Agreement (“Option Agreement”) with you and Guangdong Intelligent Insurance Agency Co., Ltd. (“Company”) on [•], providing that subject to the laws and regulations of China, upon the request of us, you shall transfer the equity interest in the Company to us or any third party designated by us.

Therefore, we hereby notify you as follows:

We hereby exercise the Equity Transfer Option under the Option Agreement, and accept by us or by [name of the entity/individual designated by us] the transfer of the [•]% equity interest held by you in the Company (“Transfer Equity”). Please transfer the above Transfer Equity to us or to the [name of the entity/individual designated by us] immediately according to the provisions of the Option Agreement after you receive this notice.

Xiaopeng Automobile Sales Co., Ltd. (seal)

Authorized representative: /s/ Han Jian

Date:

Exhibit 2 to the Exclusive Option Agreement

Exhibit 3:

Form of Exercise Notice

To: Guangdong Intelligent Insurance Agency Co., Ltd.

Whereas we entered into the Exclusive Option Agreement (“Option Agreement”) with you, Zheng Yeqing and Guangzhou Xuetao Enterprise Management Co., Ltd. on [•], providing that subject to the laws and regulations of China, upon the request of us, you shall transfer your assets to us or any third party designated by us.

Therefore, we hereby notify you as follows:

We hereby exercise the Asset Purchase Option under the Option Agreement, and accept by us or by [name of the entity/individual designated by us] the transfer of the assets owned by you as listed in the schedule attached hereto (“Transfer Assets”). Please transfer the above Transfer Assets to us or to the [name of the entity/individual designated by us] immediately according to the provisions of the Option Agreement after you receive this notice.

Xiaopeng Automobile Sales Co., Ltd. (seal)

Authorized representative: /s/ Han Jian

Date:

Exhibit 3 to the Exclusive Option Agreement

Exhibit 4:

Form of Exercise Notice

To: Guangdong Intelligent Insurance Agency Co., Ltd., Guangzhou Xuetao Enterprise Management Co., Ltd. and Mr. Zheng Yeqing

Whereas we entered into the Exclusive Option Agreement (“Option Agreement”) with Zheng Yeqing, Guangdong Intelligent Insurance Agency Co., Ltd. (“Company”), and Guangzhou Xuetao Enterprise Management Co., Ltd. on [•], providing that subject to the laws and regulations of China, upon the request of us, you shall reduce the capital of the Company, and allow us or any third party designated by us to subscribe for the newly increased registered capital of the Company.

Therefore, we hereby notify you as follows:

We hereby exercise the Capital Increase Option under the Option Agreement, and request the Company to reduce its registered capital by RMB[•]. After completion of the capital reduction, the registered capital of the Company will become RMB[•], and Guangzhou Xuetao Enterprise Management Co., Ltd. will not hold equity interest in the Company / LLC will hold [•] equity interest in the Company.

Meanwhile, we or [name of the entity/individual designated by us] will subscribe for the newly increased registered capital of the Company of RMB[•]. After completion of the above capital increase, the registered capital of the Company will become RMB[•].

Please immediately complete the capital reduction according to the Option Agreement after receiving this notice, and allow us or [name of the entity/individual designated by us] to subscribe for the newly increased registered capital of the Company.

Xiaopeng Automobile Sales Co., Ltd. (seal)

Authorized representative: /s/ Han Jian

Date:

Exhibit 4 to the Exclusive Option Agreement